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                                                                    EXHIBIT 99.1


                          CITIZENS BANKING CORPORATION


         The undersigned hereby appoints William C. Shedd and Victor E. George, and each of them, as Proxies with full power of substitution to represent and vote as designated below, all shares of the undersigned at the Special Meeting of Shareholders of Citizens Banking Corporation to be held at One Citizens Banking Center, 328 South Saginaw Street, Flint, Michigan 48502, at 10:00 a.m. local time, on June 24, 1997 and at any adjournments thereof.

         The Board of Directors recommends votes FOR:

   1. Approval of the Share Issuance, pursuant to the Agreement and Plan of Merger, dated as of January 27, 1997, by and among Citizens Banking Corporation, Polaris Acquisition, Inc. and CB Financial Corporation.

         [ ]  FOR                 [ ]  AGAINST                     [ ]  ABSTAIN

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ABOVE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CITIZENS BANKING CORPORATION.

         In the event proxies representing a sufficient number of shares voting to approve the Share Issuance are not obtained before the meeting, a proposal to adjourn the meeting in order to solicit additional proxies will be put to a vote at the meeting.

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         In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

                                       DATED_____________________________, 1997

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                                       Please date and sign above exactly as
                                       same appears indicating, if appropriate, official position or representative capacity. If stock is held in joint tenancy, each joint owner should sign.